UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2008

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

JPMorgan Chase & Co. today filed additional soliciting materials on Schedule 14A and is filing this Current Report on Form 8-K to correct the description in its proxy statement dated March 31, 2008, of how votes are counted.

How votes are counted

The following description of how votes are counted corrects a statement in our proxy statement dated March 31, 2008, at page 41, that broker non-votes would have the same effect as abstentions. As described in earlier proxy statements, broker non-votes are not considered shares present for voting purposes, whether for management proposals or for shareholder proposals.

Amendment to the 2005 Long-Term Incentive Plan – The affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting is required to approve the Amendment to the 2005 Long-Term Incentive Plan, provided that a majority of the outstanding shares of common stock entitled to vote on the proposal are voted with respect to the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes are not considered shares present for voting purposes, but may affect the voting to the extent that broker non-votes cause less than a majority of the outstanding shares of common stock to be voted on the matter.

Other proposals – The affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting is required to approve all other proposals. In determining whether each of the other proposals has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact since they are not considered shares present for voting purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Dated: May 13, 2008